Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-3 of our report dated March 31, 2025, except for Note 18 and its related effects, as to which the date is August 6, 2025, relating to the consolidated financial statements of Velo3D, Inc., appearing in the prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in the prospectus.

/s/ Frank, Rimerman + Co. LLP

San Francisco, California

January 13, 2026